SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 18, 2005

Date of Report (date of earliest event reported)

OCCAM NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement

Announcement of agreements with Tellabs and Tellabs affiliates

On March 18, 2005, Occam entered into a strategic alliance with Tellabs, Inc. Specifically, Occam entered three business agreements with affiliates of Tellabs. These agreements are described in greater detail below. In addition, as described under Item 3.02 below, Tellabs invested $2 million in the Company’s Series A-2 Preferred Stock.

Manufacturing License Agreement

Occam has entered into a Manufacturing License Agreement dated March 18, 2005 with Tellabs Petaluma, Inc. (“TPI”), a subsidiary of Tellabs, Inc. and previously known as Advanced Fibre Communications, Inc. Under the manufacturing license, Occam has licensed TPI the right to manufacture a specific list of Occam broadband loop carrier (BLC) products.

TPI may distribute and sell the BLC products that it manufactures only to an identified list of customers to whom Occam has given TPI exclusive rights, as described below. These customers include companies affiliated with the following three regional Bell operating companies: BellSouth, SBC, and Verizon. In addition, the customer list includes five independent operating companies in the United States, certain regional telecommunications service providers in Canada, and certain Verizon subsidiaries in identified markets in the Caribbean and Latin America. TPI may distribute and sell the BLC products to these customers only for use as part of the customer’s telephone networks in the United States or Canada and, with respect to sales to the Verizon subsidiaries, in the identified markets in the Caribbean and Latin America.

The license rights granted under the manufacturing license are exclusive in that Occam may not sell the listed BLC products to this list of customers for two to three years, with the time period depending on the potential customer. To maintain exclusivity for each potential customer, TPI must conduct a successful lab trial with each customer within 18 months to two years (depending on the customer) and enter into definitive written agreement to sell a BLC product to that customer within two to three years (again depending on the customer and when the lab trial is completed). TPI can extend the period to achieve these milestones by paying an extension fee to Occam. In exchange for the license, TPI will pay to Occam a royalty for each BLC product sold by TPI. The manufacturing license agreement will expire when the last exclusivity period has expired.

Technology License Agreement

Occam also entered into a Technology License Agreement dated March 18, 2005 with TPI. Under the technology license agreement, Occam licensed TPI the right to integrate parts of Occam’s gigabit ethernet switching and transport subsystems technology (known as “Blade Technology”) into TPI Fiber to the Curb (FTTC) card products. The license is nonexclusive and is not restricted to a particular set of customers. In exchange for the license, TPI will pay to Occam a royalty for each FTTC card product sold by TPI. TPI will also compensate Occam for transferring the Blade Technology to TPI and for helping TPI to integrate the Blade Technology into FTTC card products. The term of the technology license agreement is five years, but the license granted is perpetual, subject to the conditions set forth in the agreement.

Supply Agreement

Occam entered into a Supply Agreement with Tellabs North America, Inc. (“TNA”), a subsidiary of Tellabs, Inc. Occam will supply TNA with BLC products for demonstration and testing purposes associated with the sale of BLC products by TPI to the listed exclusive customers under the Manufacturing License Agreement. TNA will supply Occam with telecommunication cabinet products and BLC products, which BLC products are manufactured by TPI under the Manufacturing License Agreement. The supply agreement will terminate when the Manufacturing License Agreement terminates.

Financing Agreements

As described under Item 3.02 below, on March 23, 2005, Occam also entered into amendments to its previously filed Series A-2 Preferred Stock Purchase Agreement and its Fourth Amended and Restated Investors’ Rights Agreement.

Section 3 – Securities and Trading Markets

Item 3.02 — Unregistered Sales of Equity Securities

On March 23, 2005, the Company sold and issued 545,979 shares of its Series A-2 Preferred Stock to existing investors and Tellabs. Tellabs purchased 200,000 shares for total cash consideration of $2 million. In addition, in satisfaction of their obligations under the Series A-2 Preferred Stock Purchase Agreement dated January 7, 2005, the following investors purchased the following number of shares of Series A-2 Preferred Stock for a purchase price of $10.00 per share: (i) investment entities affiliated with Alta Partners purchased 75,000 shares; (ii) investment entities affiliated with U.S. Venture Partners purchased 60,000 shares; (iii) investment entities affiliated with Norwest Venture Partners purchased 112,500 shares; and (iv) investment entities affiliated with New Enterprise Associates purchased 45,000 shares.

Crescent Venture Investors, which held an outstanding promissory note from the Company with an aggregate principal amount of $500,000, converted the outstanding interest and principal under the note into an aggregate of 53,479 shares of Series A-2 Preferred Stock.

In connection with the financing transactions, the Company entered into Amendment No. 1 to the Series A-2 Preferred Stock Purchase Agreement dated January 7, 2005 and Amendment No. 1 to the Fourth Amended and Restated Investors’ Rights Agreement dated January 7, 2005. The amendment to the stock purchase agreement provided for the sale of additional shares to Tellabs, the conversion of the outstanding promissory note held by Crescent Venture Investors, and the satisfaction of the obligation of existing investors to purchase additional shares of Series A-2 Preferred Stock as set forth in the original agreement. The principal effects of the amendment to the investors’ rights agreement were to make Tellabs and Crescent Venture Investors a party and to extend until April 30, 2005 Occam’s deadline for filing a registration statement with the Securities and Exchange Commission covering the resale of the Common Stock issuable upon conversion of the Series A-2 Preferred Stock.

After giving effect to the additional issuances, Occam has issued and outstanding an aggregate of 3,333,380 shares of Series A-2 Preferred Stock. Based on the current conversion price of $0.11 per share,

Occam’s outstanding shares of Series A-2 Preferred Stock are convertible into approximately 303,034,545 shares of Common Stock. Occam believes that the recently completed closing represents the final closing of the private placement portion of its sale of Series A-2 Preferred Stock.

Occam relied on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, for an exemption from the registration requirements of the Securities Act. All of the purchasers of Series A-2 preferred stock were “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and no form of general solicitation or general advertising was used in connection with the sale of the Series A-2 preferred stock.

Section 9 – Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Title
10.65	Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement dated as of January 7, 2005, among Occam Networks, Inc. and certain investors

10.66	Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement dated as of January 7, 2005, among Occam Networks, Inc. and certain holders of its capital stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCAM NETWORKS, INC.

By:	/s/ HOWARD BAILEY
Howard Bailey
Chief Financial Officer

Date: March 24, 2005

Exhibit Index

Exhibit Number	Title
10.65	Amendment No. 1 to Series A-2 Preferred Stock Purchase Agreement dated as of January 7, 2005, among Occam Networks, Inc. and certain investors

10.66	Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement dated as of January 7, 2005, among Occam Networks, Inc. and certain holders of its capital stock